UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2014

4Licensing Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-7843	13-2691380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Third Avenue, 17th Floor, New York, New York  10017
(Address of principal executive offices, including zip code)

(212) 758-7666
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 21, 2014, 4Licensing Corporation (the “Company”) held its 2014 annual meeting of shareholders (the “2014 Annual Meeting”).  At the 2014 Annual Meeting, the matters voted upon, including the number or votes cast for, against or withheld, as well as the number of abstentions and broker-non-votes, as to each such matter were as follows:

Proposal 1:  All four of the Company’s nominees for director listed in the Company’s 2014 proxy statement were elected to the Board of Directors of the Company, with the number of votes cast for each nominee as follows:

	Shares Voted “FOR”	Shares Voted “AGAINST”	Shares “ABSTAINING”	Broker Non-Votes	Votes Withheld
Duminda M. DeSilva	5,096,132	52,739	-	7,373,897	38,833
Jay Emmett	5,141,473	7,723	-	7,373,897	38,508
Wade I. Massad	5,136,744	12,457	-	7,373,897	38,503
Bruce R. Foster	5,146,256	7,400	-	7,373,897	34,048

Proposal 2:  The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2014 was ratified by the following votes:

Shares Voted “FOR”	Shares Voted “AGAINST”	Shares “ABSTAINING”	Broker Non-Votes	Votes Withheld
12,479,075	32,314	50,212	-	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4Licensing Corporation

Date: August 18, 2014	By:	/s/ Bruce R. Foster .
Bruce R. Foster
Chief Executive Officer, Executive Vice President and Chief Financial Officer